Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Everbridge, Inc. of our report dated March 29, 2017 relating to the financial statements of IDV Solutions, LLC, which appears in the Amended Current Report on Form 8-K/A of Everbridge, Inc. dated April 3, 2017.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ Plante & Moran, PLLC

Ann Arbor, MI

October 2, 2017